UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2006

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01   Entry into a Material Definitive Agreement.

On October 19, 2006, the Company’s Compensation Committee approved the grant of stock options to purchase an aggregate of 160,000 shares of the Company’s common stock under the Company’s 2004 Omnibus Stock Incentive Plan (the “Plan”) to several employees, including the following executive officers:

•	Greg D. Forrest, President	– 40,000 shares
•	Robert B. Wagner, Chief Financial Officer	– 20,000 shares

All of these options, including the ones issued to the foregoing executive officers, vest on the third anniversary of the date of grant and have a term of five years from the date of grant.  The exercise price is $2.95 per share, the Fair Market Value (as defined in the Plan) of the Company’s stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: October 19, 2006	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer